UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2007

E-Z-EM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-13003	11-1999504

(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042

(Address of Principal Executive Offices)	(Zip Code)

(516) 333-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On October 30, 2007, E-Z-EM, Inc. a Delaware corporation  (the “Company”), Bracco Diagnostics Inc., a Delaware corporation (“Bracco”), Eagle Acquisition Sub, Inc., a wholly owned subsidiary of Bracco (“Merger Sub”), and, for limited purposes, Bracco Imaging S.p.A., an Italian corporation (“Bracco Imaging”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving entity and a wholly owned subsidiary of Bracco. Bracco is the U.S.-based subsidiary of the Bracco Group, which is headquartered in Milan, Italy.

Under the terms of the Merger Agreement, at the effective time of the Merger, each of the issued and outstanding shares of common stock of the Company (other than shares held by Bracco, Merger Sub, the Company or any of their respective wholly owned subsidiaries, or shares held by any stockholders exercising appraisal rights) will be converted into the right to receive $21.00 in cash per share (without interest and subject to any required tax withholding). On a fully diluted basis, the transaction is valued at approximately $241.0 million.

The Merger Agreement has been approved unanimously by the independent members of the Board of Directors of the Company.

The Merger Agreement contains customary representations and warranties by the Company, Bracco and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, governmental filings and approvals, public disclosures and similar matters. Additionally, the Company has agreed not to solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to an alternative transaction or furnish non-public information relating to an alternative transaction. The Company has also agreed that during the pendency of the Merger it will operate its business in the ordinary course of business consistent with past practice and not to take certain actions specified in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction of customary closing conditions, including (i) the approval of the Merger by the Company’s stockholders, (ii) the absence of any order, injunction or legal restraint or prohibition preventing the consummation of the Merger, (iii) the accuracy of the representations and warranties of the other party (subject to the materiality standards and, with respect to the Company’s representations, an overall material adverse effect standard contained in the Merger Agreement) and (iv) compliance in all material respects of the other party with its covenants. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Exon-Florio provision of the Defense Protection Act of 1950, and the receipt of regulatory approvals under German competition regulations. Availability of financing for the Merger is not a condition to Bracco’s obligation to complete the Merger, and Bracco Imaging has agreed to cause Bracco to have sufficent funds to pay the merger consideration and otherwise satisfy its obligations under the Merger Agreement.

The Company’s stockholders will be asked to vote on the proposed Merger at a special meeting that will be held on a date to be announced.

The Merger Agreement contains certain termination rights for both the Company and Bracco and provides that, upon termination of the Merger Agreement under specified circumstances described in the Merger Agreement, the Company will be required to pay Bracco a termination fee of $9.0 million.

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk among the parties. Accordingly, they should not be relied on as statements of factual information. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated in this report by reference.

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Concurrently with the entry into the Merger Agreement, certain stockholders of the Company owning an aggregate of approximately 34% of the Company’s outstanding shares entered into a voting agreement (“Voting Agreement”) with Bracco and the Company pursuant to which they have agreed to vote in favor of adopting the Merger Agreement and approving the Merger and the transactions contemplated thereby and against any transaction or other action that is or would reasonably be expected to prevent or materially delay the merger and the other transactions contemplated by the Merger Agreement. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 99.2 hereto and is incorporated in this report by reference.

Item 7.01.               Regulation FD Disclosure.

In connection with the entry into the Merger Agreement, on October 30, 2007, the Company sent a memo to its employees, which is attached as Exhibit 99.3 to this report.

The Company is furnishing presentation materials attached as Exhibit 99.4 to this report that were referenced and made available at the Company’s 2007 annual meeting of stockholders, which was held on October 30, 2007.

The information set forth in Exhibits 99.3 and 99.4 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.               Other Events.

On October 30, 2007, the Company issued a press release announcing that the Company and Bracco had entered into the Merger Agreement. The press release is attached to this report as Exhibit 99.1.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger by and among Bracco Diagnostics Inc., Eagle Acquisition Sub, Inc., E-Z-EM, Inc. and Bracco Imaging S.P.A. (for the limited purposes specified herein) dated as of October 30, 2007 (Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.)

99.1	Press release dated October 30, 2007

99.2	Voting Agreement dated as of October 30, 2007

99.3	Memo to employees

99.4	Presentation materials
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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2007	E-Z-EM, INC. (Registrant)

By:	/s/ Peter J. Graham

Peter J. Graham
Senior Vice President –
Chief Legal Officer, Global Human Resources and Secretary
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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger by and among Bracco Diagnostics Inc,, Eagle Acquisition Sub, Inc., E-Z-EM, Inc. and Bracco Imaging S.P.A. (for the limited purposes specified herein) dated as of October 30, 2007 (Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.)

99.1	Press release dated October 30, 2007

99.2	Voting Agreement dated as of October 30, 2007

99.3	Memo to employees

99.4	Presentation materials